Exhibit 10.2

THE CHUBB CORPORATION

LONG-TERM INCENTIVE PLAN (2014)

DEFERRED STOCK UNIT AGREEMENT

This DEFERRED STOCK UNIT AGREEMENT, dated as of [                    ], is by and between The Chubb Corporation (the “Corporation”) and [                    ] (the “Participant”), pursuant to The Chubb Corporation Long-Term Incentive Plan (2014) (the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan. If any provision of this Agreement conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.

WHEREAS, pursuant to the provisions of the Plan, the Committee has authorized the grant to the Participant of Deferred Stock Units in accordance with the terms and conditions of this Agreement, subject to the acceptance of its terms by the Participant; and

WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Deferred Stock Units on the terms and conditions set forth herein.

NOW, THEREFORE, the Participant and the Corporation agree as follows:

1. Grant of Deferred Stock Units. Pursuant to the provisions of the Plan, the Corporation on the date set forth above (the “Grant Date”) has granted and hereby evidences the grant to the Participant, subject to the terms and conditions set forth herein and in the Plan, of an award of [                    ] Deferred Stock Units (the “Award”).

2. Restrictions on Transfer. Until settlement of the Deferred Stock Units in accordance with Section 5 or Section 7, the Deferred Stock Units may not be sold, assigned, hypothecated, pledged, or otherwise transferred or encumbered in any manner except (i) by will or the laws of descent and distribution or (ii) to a “Permitted Transferee” (as defined in Section 11(c) of the Plan) with the permission of, and subject to such conditions as may be imposed by, the Committee.

3. No Rights as a Shareholder. Until shares of Stock are issued, if at all, in satisfaction of the Corporation’s obligations under this Award, in the time and manner provided in Section 5 or 7, the Participant shall have no rights as a shareholder.

4. Dividend Equivalents. Without limiting the generality of the foregoing, until the earlier to occur of (i) the settlement of the Deferred Stock Units in accordance with Section 5 or 7, and (ii) the forfeiture or cancellation of the Deferred Stock Units in accordance with the terms hereof, as soon as practicable after cash dividends are paid on the Stock, the Participant shall be paid an amount in cash equal to the amount of dividends paid on that number of shares of the Stock as is equal to the number of the Participant’s Deferred Stock Units. In any event, such payments shall be made on or prior to March 15 of the calendar year immediately following the calendar year in which the actual dividends are paid on shares of Stock.

5. Settlement of Deferred Stock Units. The Corporation shall deliver to the Participant (or, if applicable, the Participant’s Designated Beneficiary or legal representative) that number of shares of Stock as is equal to the number of Deferred Stock Units covered by the Award within 90 days after the earliest of (i) the Participant’s death, (ii) the Participant’s Disability, or (iii) the Participant’s Separation from Service. Notwithstanding the immediately preceding sentence, but subject to such terms and conditions as the Committee may specify, if the Participant shall have filed an election with the Corporation (and on a form acceptable to the Committee) not later than the December 31 preceding the Grant Date, the shares of Stock deliverable in respect of Deferred Stock Units shall be issued at such later time as shall be specified in such election. Notwithstanding anything in this Agreement to the contrary, if the Participant’s service on the Board of Directors is terminated for Cause, as determined by the Committee (or if the Committee determines that the Participant resigned from the Board of Directors in anticipation of being removed for Cause), the Participant shall forfeit any and all rights in respect of the Deferred Stock Units covered by the Award and such Deferred Stock Units shall be immediately forfeited and cancelled without further action by the Corporation or the Participant as of the date of such termination of service.

6. Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in such manner as the Committee may deem equitable (in its sole discretion), adjust any or all of the number and kind of units subject to this Award and/or, if deemed appropriate, make provision for a cash payment to the person holding this Award; provided, however, that, unless the Committee determines otherwise, the number of Deferred Stock Units subject to this Award shall always be a whole number.

7. Change in Control. Notwithstanding Section 5 of this Agreement, Section 9 of the Plan shall apply in the event of a Change in Control.

8. Withholding; Acceleration. At the Committee’s discretion, the Participant shall be required to either pay to the Corporation the amount of any taxes required by law to be withheld as may be necessary in the opinion of the Corporation to satisfy tax withholding required under the laws of any country, state, province, city, or other jurisdiction with respect to Stock deliverable hereunder or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld. Without limiting the generality of the foregoing, the Committee shall have the sole discretion to accelerate the settlement of the Award, or a portion thereof, in an amount that is necessary to reflect payment of state, local, or foreign tax obligations arising from the Award, and any related federal income tax withholding, before it has settled.

9. Committee Discretion; Delegation. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion and in accordance with the terms of the Plan, may take any action that is authorized under the terms of the Plan that is not contrary to the express terms hereof, at such times (including, without limitation, upon or in connection with the Participant’s termination of service on the Board of Directors) and upon such terms and conditions as the Committee shall determine. Nothing in this Agreement shall limit or in any way restrict the power of the Committee, consistent with the terms of the Plan, to delegate any of the powers reserved to it hereunder to such person or persons as it shall designate from time to time.

10. No Right to Continued Service. Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of the Subsidiaries to engage or continue the service of the Participant for any period.

11. Notice. Any notice given hereunder to the Corporation shall be addressed to The Chubb Corporation, Attention: Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Participant shall be addressed to the Participant at the Participant’s address as shown on the records of the Corporation.

12. Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

13. Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement may be accepted by the Participant by means of manual signature, electronic signature, or electronic acceptance.

14. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

15. Amendment. The Committee may affirmatively act to amend, modify, or terminate this Agreement at any time or from time to time prior to payment in any manner not inconsistent with the terms of the Plan. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would have a materially adverse effect on the Participant’s rights under the Award, whether in whole or in part. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend the Award if it determines such amendment is necessary or advisable for the Corporation to comply with applicable law (including “Section 409A” (as defined below)), regulation, rule, or accounting standard. As soon as is administratively practicable following the date of any such amendment to this Agreement, the Corporation shall notify the Participant of the amendment; provided, however, that failure to provide such notice shall not invalidate or otherwise impair the enforceability of such amendment.

16. Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof (collectively, “Section 409A”).

Without limiting the generality of Section 15, and notwithstanding any provision of the Plan or this Agreement to the contrary, if at any time the Committee determines that the Award may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) (a) to adopt such amendments to the Plan or this Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect) that it determines are necessary or appropriate to preserve the intended tax treatment of the benefits provided with respect to the Award, to preserve the economic benefits thereof or to avoid less favorable accounting or tax consequences for the Corporation or any of the Subsidiaries and/or (b) to take any other actions that it determines are necessary or appropriate to exempt the Award from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. Notwithstanding anything herein to the contrary, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other person to the Corporation or any of its Affiliates, employees or agents.

17. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Participant have executed this Agreement in duplicate as of the day and year first above written.

THE CHUBB CORPORATION

By:
Secretary

By: